Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292074

PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus dated December 22, 2025)

Alpha Modus Holdings, Inc.

This prospectus supplement updates and supplements the prospectus dated December 22, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-292074). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information  in our (i) Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2026 (the “Quarterly Report”), (ii) Current Report on Form 8-K filed with the SEC on June 8, 2026, regarding the reverse stock split of our Class A common stock (the “First Current Report”), and (iii) Current Report on Form 8-K filed with the SEC on June 8, 2026, regarding the issuance of Class A common stock upon the exchange of Series C Preferred Stock (the “Second Current Report”). Accordingly, we have attached the Quarterly Report, First Current Report, and Second Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 9 of the Prospectus.

Neither the U.S. Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 15, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2026

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission File Number: 001-40775

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3386030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices)

(704) 252-5050

(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Securities registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 14, 2026, 54,169,609 shares of Class A common stock, par value $0.0001 per share (“common stock”), were issued and outstanding.

ALPHA MODUS HOLDINGS, INC.

Quarterly Report on Form 10-Q

For the Quarter Ended March 31, 2026

i

PART I. FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

ALPHA MODUS HOLDINGS, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash	$35,508	$68,000
Royalty receivable	7,138	7,138
Prepaid expenses and other current assets	2,346,076	603,267
Employee advance	-	7,500
Franchise tax receivable	121,872	121,872
Total current assets	2,510,594	807,777

Property, plant and equipment, net	127,847	8,050
Total assets	$2,638,441	$815,827

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$578,441	$609,030
Accrued liabilities	112,875	143,730
Accrued liabilities payable to related party	26,658	252,830
Accrued interest payable to related party	300,226	188,142
Financing payable	324,800	464,000
Convertible notes payable, net of discount	342,072	631,842
Convertible notes payable - related party, net of discount	5,429,670	5,159,534
Warrant liability	937,444	1,146,373
Total current liabilities	8,052,186	8,595,481

Total liabilities	8,052,186	8,595,481

Commitments and contingencies

Mezzanine equity
Series C preferred stock, $0.001 par value, 8,500,000 shares authorized, 4,300,000 shares issued and outstanding	41,170,508	41,170,508

Stockholders’ deficit
Common stock, $0.0001 par value, 228,500,000 shares authorized, 51,409,476 and 42,567,644 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5,141	4,257
Additional paid-in capital	56,932,762	50,546,906
Accumulated deficit	(103,522,156)	(99,501,325)
Total stockholders’ deficit	(46,584,253)	(48,950,162)
Total liabilities, mezzanine equity and stockholders’ deficit	$2,638,441	$815,827

The accompanying notes are an integral part of the unaudited consolidated financial statements.

1

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2026		March 31, 2025
Operating expenses	$		$
General and administrative expenses		997,005		1,067,070
Professional fees		2,810,141		292,131
Total operating expenses		3,807,146		1,359,201
Operating loss		(3,807,146)		(1,359,201)

Other income (expenses)
Patent infringement income		325,000		-
Interest income		-		6
Change in fair value of earnout shares liability		-		1,039,282
Change in fair value of warrants liability		208,929		234,195
Shareholder settlement expense		(150,000)		-
Loss on settlement of debt		(6,929)		-
Interest expense		(590,685)		(222,363)
Total other income (expense)		(213,685)		1,051,120
Loss before income tax expense		(4,020,831)		(308,081)
Income tax expense		-		-
Net loss		$(4,020,831)		$(308,081)

Loss per share, class A common stock – basic and diluted		$(0.08)		$(0.02)
Weighted average number of shares of class A common stock – basic and diluted		47,934,912		12,475,345

The accompanying notes are an integral part of the unaudited consolidated financial statements.

2

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Common Stock ($0.0001 Par)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2025	42,567,644	$4,257	$50,546,906	$(99,501,325)	$(48,950,162)
Shares issued for services	5,231,509	523	3,825,437	-	3,825,960
Shares issued for settlement of accounts payable	400,000	40	321,920	-	321,960
Shares issued for conversion of note payable	776,759	78	383,641	-	383,719
Shares issued from the at-the-market offering	2,433,564	243	1,854,858	-	1,855,101
Net loss for the period	-	-	-	(4,020,831)	(4,020,831)
Balance, March 31, 2026	51,409,476	$5,141	$56,932,762	$(103,522,156)	$(46,584,253)

	Common Stock ($0.0001 Par)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	12,455,252	$1,246	$13,226,787	$(93,828,392)	$(80,600,359)
Shares issued for services	21,528	2	58,123	-	58,125
Net loss for the period	-	-	-	(308,081)	(308,081)
Balance, March 31, 2025	12,476,780	$1,248	$13,284,910	$(94,136,473)	$(80,850,315)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

3

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(4,020,831)	$(308,081)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	450,366	124,058
Shares issued for services	2,190,730	58,125
Change in fair value of warrant liability	(208,929)	(234,195)
Change in fair value of earnout shares liability	-	(1,039,282)
Loss on extinguishment of debt	6,929	-
Change in assets and liabilities:
Prepaid expenses and other current assets	(107,579)	211,563
Employee advance	7,500	-
Accounts payable and accrued expenses	307,306	580,053
Accrued expenses - related party	(226,172)	-
Accrued interest payable - related party	112,084	13,612
Net cash used in operating activities	(1,488,596)	(594,147)

Cash flows from investing activities:
Purchase of property, plant and equipment	(119,797)	-
Net cash used in investing activities	(119,797)	-

Cash flows from financing activities:
Proceeds from notes payable to related party	-	200,000
Repayment of notes payable to related party	(30,000)	-
Repayment of convertible notes payable	(110,000)	-
Repayment of financing payable	(139,200)	(193,390)
Proceeds from the at-the-market offering	1,855,101	-
Net cash provided by financing activities	1,575,901	6,610
Net change in cash	(32,492)	(587,537)

Cash at beginning of period	68,000	735,814
Cash at end of period	$35,508	$148,277

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental non-cash information
Common shares issued from settlement of accounts payable	$321,960	$-
Common shares issued for services but not yet vested	$1,635,230	$-
Common shares issued from conversion of convertible notes payable	$383,719	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

4

ALPHA MODUS HOLDINGS, INC.

Notes to Consolidated Financial Statements

March 31, 2026

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Company Background

Alpha Modus, Corp. was incorporated in the State of Florida on July 11, 2014. On December 13, 2024, Alpha Modus Holdings, Inc. (the “Company,” “we,” “us,” and “our,” or “Alpha Modus”), a Delaware corporation then known as “Insight Acquisition Corp.” and which was then a blank check company, acquired Alpha Modus, Corp. in the business combination described below, and changed its name to “Alpha Modus Holdings, Inc.” Following the business combination, the Company’s operations became those of Alpha Modus, Corp.

On August 11, 2025, the Company incorporated a new wholly owned subsidiary, Alpha Modus Financial Services, LLC in the State of North Carolina.

Nature of Operations

Alpha Modus Holdings, Inc., through its operating subsidiaries, is a technology and intellectual property company focused on the development, protection, licensing, and commercialization of data-driven systems designed to enhance consumer engagement and decision-making within physical retail environments. The Company was founded in 2014 and is headquartered in Cornelius, North Carolina.

Alpha Modus’ core strategy centers on the creation, licensing and enforcement of a proprietary patent portfolio covering systems and methods for real-time monitoring, analysis, and response to consumer behavior at or near the point of purchase. The Company’s technology is designed to convert previously unstructured consumer interaction data into actionable insights using advanced analytics and artificial intelligence. These insights may be used to support personalized marketing, dynamic digital engagement, smart planograms, inventory management, and enhanced in-store customer assistance.

Business Combination

On December 13, 2024, the parties to a Business Combination Agreement, including the Company and Alpha Modus, Corp., consummated a business combination (the “Business Combination”) pursuant to which Alpha Modus, Corp. was acquired by the Company, the pre-closing owners of Alpha Modus, Corp. were issued a majority of the capital stock of the Company, and the business of Alpha Modus, Corp. prior to closing became the business of the Company following closing. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. (“Alpha Modus”) became a wholly owned subsidiary of the Company, and the Company changed its name to “Alpha Modus Holdings, Inc.,” (“Holdings”). In accordance with ASC 805, in a business combination, one of the combining entities shall be identified as the accounting acquirer. Management evaluated ASC 805-10-55-11 through 55-15 to make this determination. Management assessed the various criteria to identify the accounting acquirer; form of consideration, relative voting rights, large minority interest, composition of the governing body, composition of management, terms of the exchange of equity interests and relative size. Management determined that Alpha Modus would be the accounting acquirer, based on the voting rights after the combination, large minority interest, composition of board and management and relative size. Management evaluated which entity constituted a business based on the assets acquired and liabilities assumed along with the inputs and processes of the entities. Management determined that Alpha Modus constituted a business and that the substance of the transaction was a recapitalization of Alpha Modus, often referred to as a reverse recapitalization. Accordingly, the Business Combination was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Holdings was treated as the acquired company for financial reporting purposes. The net assets of Holdings were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Alpha Modus. All periods prior to the Business Combination have been retrospectively adjusted using the exchange ratio in the Business Combination for the equivalent number of shares outstanding immediately after the closing to effect the reverse recapitalization.

5

In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’ shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

Risks and Uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in this filing and the Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its two wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

6

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On March 31, 2026, we had $35,508 in cash. Our net loss incurred for the three months ended March 31, 2026 was $4,020,831, which was a result of changes in fair value of derivative liabilities and a stock-based compensation for consulting fees. The working capital deficit was $5,541,592 on March 31, 2026. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Cash and Cash Equivalent

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. The more significant accounting estimates included in these consolidated financial statements are the determination of the fair value of the warrant liabilities, earnout shares and sponsor earnout shares, preferred series C stock and excise tax payable. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the consolidated balance sheets, except for the derivative liabilities (see Note 8).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

7

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. Subsequently, the fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using this same Black-Scholes model. Derivative warrant liabilities are classified as current liabilities (See note 6 for more details on warrants).

The company earnout shares and sponsor earnout shares (“earnout shares”) as defined in the business combination agreement are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the earnout shares instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the earnout shares have been estimated using a Monte Carlo simulation model. Subsequently, the fair value of the earnout shares have been estimated using this same Monte Carlo simulation model. Derivative earnout shares liabilities are classified as current liabilities (See note 7 for more details on earnout shares).

Net (Loss) Income Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding during the year as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company has 43,089,002 and 63,819,624 dilutive shares of common stock derived from four convertible notes and the series C preferred stock as of March 31, 2026 and 2025, respectively.

The calculation of diluted net loss does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock and the earnout shares and sponsor earnout shares as defined in the business combination agreement an aggregate of 2,950,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method.

8

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share:

	For the Three Months Ended
Numerator	March 31, 2026	March 31, 2025
Net Loss	$(4,020,831)	$(308,081)
Amortization of Debt Discounts	-	-
Interest Expense	-	-
Change in Derivative Liabilities	-	-
Adjusted Net Loss	$(4,020,831)	$(308,081)

Denominator	Shares	Shares
Basic Weighted Average Number of Shares Outstanding during Period	47,934,912	12,475,345
Dilutive Shares	-	-
Diluted Weighted Average Number of Shares Outstanding during Period	47,934,912	12,475,345

Diluted Net Loss per Share	$(0.08)	$(0.02)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of March 31, 2026 and December 31, 2025. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the three months ended March 31, 2026 and 2025.

Stock-Based Compensation

For stock-based transactions, compensation expense is recognized over the requisite service period, which is generally the vesting period, based on the estimated fair value on the grant date of the award.

Notes Payable

The Company issued various notes payable to related parties. These notes payable included original issue discounts and debt issuance costs.

9

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Series C Preferred Stock

During the year ended December 31, 2024, the Company amended and restated its charter to include the designation of a Series C Preferred Stock. The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated. Based on the characteristics and rights of the Series C Preferred Stock, the Company is reporting it as Mezzanine Equity (Temporary Equity) on its consolidated balance sheets. These shares were valued at the date of issuance using a Monte Carlo Simulation model. The Company determined that subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring. Alpha Modus shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where Alpha Modus or a subsidiary is a party to the merger and Alpha Modus issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) Alpha Modus issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of Alpha Modus; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of Alpha Modus; or (e) a sale or other disposition of substantially all the assets of Alpha Modus that is not approved by the holders of the Series C Preferred Stock. See Note 9 – Mezzanine Equity and Note 10 – Stockholders’ Equity for further details.

Recent Accounting Pronouncements

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

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NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following at:

	March 31, 2026	December 31, 2025
Prepaid expenses	$485,273	$568,718
Prepaid stock-based compensation	1,635,230	-
Payroll tax holding account	51,573	34,549
Vendor deposits	174,000	-
Total	$2,346,076	$603,267

Prepaid stock-based compensation consisted of stock issuances for 2 consulting agreements that are being amortized over the life of the agreements. During the three months ended March 31, 2026 and 2025, the Company reported $2,190,730 and $58,125 in stock-based compensation expense.

NOTE 4 – RELATED PARTY TRANSACTIONS

On August 18, 2025, the Company renegotiated the notes with JanBella. All notes were in default. In the new agreement, JanBella elected to retain the default penalties and interest on the notes and elected to forgive the default status and extend the notes to February 1, 2026. The adjusted balance of the notes with the default penalties and interest is $2,747,038. The Company recognized interest expense of $1,276,447 for the default penalties and interest on the notes. The interest rate on all notes was set at 8.00% and the notes became convertible at a fixed price of $1.10. The Company is currently negotiating extensions for these notes. As of March 31, 2026 and December 31, 2025, the balance on this consolidated note was $2,747,308 and $2,747,308 and accrued interest was $137,352 and $82,411, respectively.

On July 10, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an unsecured Promissory Note for $2,142,857. The note matures on April 30, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $642,857. This discount is being amortized over the life of the original note ending on April 30, 2026. This note is convertible at a fixed price of $5.00. During the year ended December 31, 2025, the Company amortized $306,458 of this discount. During the three months ended March 31, 2026, the Company amortized $252,300 of this discount. As of March 31, 2026 and December 31, 2025, the balance was $2,142,857 and $2,142,857 and accrued interest was $125,714 and $82,857, respectively.

On September 16, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an unsecured Promissory Note for $714,286. The note matures on September 15, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $214,286. This discount is being amortized over the life of the original note ending on September 15, 2026. This note is convertible at a fixed price of $5.00. During the year ended December 31, 2025, the Company amortized $71,037 of this discount. During the three months ended March 31, 2026, the Company amortized $52,838 of this discount. As of March 31, 2026 and December 31, 2025, the balance was $714,286 and $714,286 and accrued interest was $31,111 and $16,825, respectively.

The Company’s CEO, William Alessi, paid various expenses on his credit cards on behalf of the Company. The Company reimburses Mr. Alessi for these charges. As of March 31, 2026 and December 31, 2025, there was a balance due of $26,658 and $252,830, respectively, which has been reported as an accrued liability payable to a related party on the financial statements.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5 –CONVERTIBLE NOTES PAYABLE

Loeb & Loeb, LLP Convertible Note

On December 13, 2024, the Company entered into an unsecured Convertible Promissory Note for $325,000 with Loeb & Loeb, LLP for services rendered in connection with the business combination.

The maturity date (the “Maturity Date”) of this promissory note is the earlier of (i) 12 months from the issue date referenced above (the “Issue Date”), or (ii) the date that is 10 business days following the date that the Issuer repays Streeterville Capital, LLC (the “Lender”) in full, and the Maturity Date is the date upon which the Principal Sum, as well as any unpaid interest and other fees hereunder, shall be due and payable.

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Interest; Monthly Payment; Additional Payments. Interest shall not accrue on the Principal Sum except as set forth elsewhere herein. The Issuer shall make monthly payments of $25,000 beginning December 1, 2024. Additionally, the Issuer shall use at least 50% of the proceeds from any capital raise in excess of $1,000,000 following completion of the Issuer’s Business Combination with Alpha Modus, Corp. to pay any remaining balance under the Note

Conversion. If the Issuer is no longer subject to the Lender’s variable rate transaction prohibition or the Lender has consented to conversion of this promissory note as set forth herein, the Holder shall have the right, at its election, to convert all or part of the outstanding and unpaid Principal Sum, as well as any other fees pursuant to the terms hereof but not including interest, into shares of fully paid and non-assessable shares of the Issuer’s common stock, $0.0001 par value per share (the “Conversion Shares”) as per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price (as defined hereinafter). The “Conversion Price” shall equal 90% of the 5-day volume-weighted average price (“VWAP”) of the Issuer’s common stock at the time of conversion as reported by Bloomberg L.P. Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of the Issuer. Conversion Shares may be delivered to the Issuer by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery). If no objection is delivered from the Issuer to the Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the Conversion Shares from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of conversion notice delivery.

Registration Rights. Provided this Note has become convertible, the Issuer represents, warrants and agrees that with respect to the Conversion Shares, the Holder will have registration rights identical to the registration rights provided to Insight Acquisition Sponsor LLC in the Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, including, but not limited to the following: (i) two demand registrations of the sale of the Conversion Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for a period of five (5) years after the Issue Date at the Company’s expense. The Company shall execute and deliver the Joinder Agreement, attached hereto as Exhibit A. In the event the registration statement covering the Conversion Shares is not effective within 120 days of the Issue Date, then the principal amount due the Note will increase by one and one-half percent (1.5%) and will continue to increase by one and one-half percent (1.5%) for each thirty (30) day period such registration statement is not declared effective.

On February 20, 2026, the Company issued 776,759 shares of common stock pursuant to conversion notice for $325,000 of principal. These shares were valued at $383,719 and the Company recognized a loss of settlement of debt of $58,719. As of March 31, 2026 and December 31, 2025, the balance was $0 and $325,000, respectively.

Other Convertible Notes

On October 16, 2025, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $400,000 (the “Note”) to a lender. The Note bears interest of 7% and matures on October 16, 2026. The principal balance may be repaid at any time. The note’s conversion price shall mean 80% (representing a discount of 20%) multiplied by the Trading Price (as defined below) for the Common Stock as calculated following the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the five-day (5-day) volume-weighted average price of the Common Stock as reported by a reliable reporting service designated by the Holder (i.e., Bloomberg, etc.). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Company issued 363,636 warrants in conjunction with this promissory note. These warrants are exercisable at $1.10 per share and mature on October 16, 2030. Per ASC 470, the proceeds received must be allocated between the convertible note and the warrants were classified as equity per ASC 815. The Company valued these warrants at $297,151on the date of issuance using a binomial model and recorded a debt discount for $297,151 on the note, which will be amortized over the life of the note. The binomial valuation model was based on the following assumptions: (1) expected volatility of 93.23%, (2) weighted average risk-free interest rate of 3.55% and (3) expected life of 5.00 years. During the year ended December 31, 2025, the Company amortized $62,043 of this debt discount. As of December 31, 2025, there was a debt discount balance of $235,109 remaining. During the three months ended March 31, 2026, the Company amortized $73,471 of this debt discount. As of March 31, 2026, there was a debt discount balance of $161,637 remaining. As of March 31, 2026 and December 31, 2025, the balance on this note was $400,000 and $400,000 and accrued interest was $12,989 and $5,989, respectively.

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On October 31, 2025, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $250,000 (the “Note”) to a lender. The Note bears no interest and matures on October 30, 2026. The principal balance may be repaid at any time. The note’s conversion price shall mean 80% (representing a discount of 20%) multiplied by the Trading Price (as defined below) for the Common Stock as calculated following the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the five-day (5-day) volume-weighted average price of the Common Stock as reported by a reliable reporting service designated by the Holder (i.e., Bloomberg, etc.). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Company issued 1,000,000 warrants in conjunction with this promissory note. These warrants are exercisable at $1.00 per share and mature on October 30, 2030. Per ASC 470, the proceeds received must be allocated between the convertible note and the warrants were classified as equity per ASC 815. The Company valued these warrants at $777,956 on the date of issuance using a binomial model and recorded a debt discount for $250,000 on the note, which will be amortized over the life of the note. The binomial valuation model was based on the following assumptions: (1) expected volatility of 92.98%, (2) weighted average risk-free interest rate of 3.71% and (3) expected life of 5.00 years. During the year ended December 31, 2025, the Company amortized $41,896 of this debt discount. As of December 31, 2025, there was a debt discount balance of $208,104 remaining. During the three months ended March 31, 2026, the Company amortized $61,813 of this debt discount. As of March 31, 2026, there was a debt discount balance of $146,291 remaining. As of March 31, 2026 and December 31, 2025, the balance on this note was $250,000 and accrued interest was $0.

On December 30, 2025, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $110,000 (the “Note”) to a lender. The Note bears interest of 7% and matures on December 29, 2026. The principal balance may be repaid at any time. The Note contained an original issue discount of $10,000 and the Company received $100,000 in cash. The Note can be converted at any time following six months after the issuance. The note’s conversion price shall mean 80% (representing a discount of 20%) multiplied by the Trading Price (as defined below) for the Common Stock as calculated following the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the five-day (5-day) volume-weighted average price of the Common Stock as reported by a reliable reporting service designated by the Holder (i.e., Bloomberg, etc.). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. During the year ended December 31, 2025, the Company amortized $55 of the debt discount leaving a balance of $9,945 as of December 31, 2025. On January 30, 2026, the Company made a payment of $127,287 towards the principal balance of $110,000 and accrued interest and early payoff penalty of $17,287. During the three months ended March 31, 2026, the Company fully amortized the remaining $9,945 of this debt discount. As of March 31, 2026 and December 31, 2025, the balance on this note was $0 and $110,000 and accrued interest was $0 and $0, respectively.

NOTE 6 – FINANCING PAYABLE

On December 16, 2025, the Company entered into a financing arrangement for an insurance policy. The Company financed $464,000 of the insurance premiums with an interest rate of 7.5%. The Company is required to make 10 payments of $47,686 with the first payment being due on January 16, 2026. During the three months ended March 31, 2026, the Company made three payments totaling $143,063. As of March 31, 2026 and December 31, 2025, the balance of this financing arrangement was $324,800 and $464,000 and accrued interest was $1,288 and $1,160, respectively.

NOTE 7 – WARRANTS

As of March 31, 2026 and December 31, 2025, the Company has 12,000,000 Public Warrants and 8,700,000 Private Placement Warrants outstanding.

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Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

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NOTE 8 – EARNOUT SHARES AND SPONSOR EARNOUT SHARES

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of the Company at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above (earned and issued in one-third (1/3) increments of approximately 250,000 shares).

“Closing Share Price” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the Closing Share Price cannot be calculated for such security on such date(s) on any of the foregoing bases, the Closing Share Price of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

If the condition for more than one Milestone is achieved, the Company Earnout Shares to be issued in connection with such Milestone shall be cumulative with any Company Earnout Shares earned prior to such time and the Escrowed Sponsor Shares to be released from escrow to Sponsor shall be cumulative with any Escrowed Sponsor Shares released prior to such time in connection with the achievement of any other Milestone; provided that, for the avoidance of doubt, the Company Earnout Shares in respect of each Milestone will be issued and earned only once and the aggregate Company Earnout Shares issued shall in no event exceed 2,200,000 shares of Class A Common Stock.

If, at or following the 5-year anniversary of the Closing Date, the $13.00 Share Price Milestone, $15.00 Share Price Milestone and/or the $18.00 Share Price Milestone have not occurred, none of the Earnout Shares that related to that particular Milestone shall be issued, and the Escrowed Sponsor Shares that have not been released from escrow to Sponsor shall automatically without further action be forfeited and deemed cancelled.

In the event that after the Closing and prior the 5-year anniversary of the Closing Date, there is a Change of Control, the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and/or the $18.00 Share Price Milestone, as applicable, shall be deemed to have occurred to the extent any such Milestone has not been achieved prior to the date of such Change of Control. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events:

a)	any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) (excluding a corporation or other entity owned, directly or indirectly, by the stockholders in substantially the same proportions as their ownership of stock of IAC) (x) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of then outstanding voting securities or (y) has or acquires control of the Board;

b)	a merger, consolidation, reorganization or similar business combination transaction involving the Company, and, immediately after the consummation of such transaction or series of transactions, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

c)	the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of the Company.

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If the Company shall, at any time or from time to time, after the date hereof effect a subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of Class A Common Stock, the number of Earnout Shares issuable hereunder (and the number of Escrowed Sponsor Shares to be released), and the stock price targets set forth above shall be equitably adjusted for such subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (which shall be the “ex” date, if any, with respect to any such event).

NOTE 9 – FAIR VALUE MEASUREMENTS

The following tables present information about the Company’s liabilities that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

The fair value of financial instruments on March 31, 2026 is summarized below:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities-public warrants	$-	$538,800	$-
Derivative liabilities-private warrants	$-	$398,644	$-
Derivative liabilities-earnout shares	$-	$-	$-
Derivative liabilities-sponsor earnout shares	$-	$-	$-
Total	$-	$937,444	$-

Mezzanine Equity:
Series C preferred stock	$-	$-	$41,170,508

The fair value of financial instruments on December 31, 2025 is summarized below:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities-public warrants	$-	$658,800	$-
Derivative liabilities-private warrants	$-	$487,573	$-
Derivative liabilities-earnout shares	$-	$-	$-
Derivative liabilities-sponsor earnout shares	$-	$-	$-
Total	$-	$1,146,373	$-

Mezzanine Equity:
Series C preferred stock	$-	$-	$41,170,508

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The initial and subsequent fair values of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. The Company recognized a gain in the statement of operations resulting from a decrease in the fair value of warrant liabilities of $208,929 for the three months ended March 31, 2026 and recognized a gain in the statement of operations resulting from a decrease in the fair value of warrant liabilities of $234,195 for the three months ended March 31, 2025, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 2 fair value measurements inputs at their measurement dates: March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Exercise price	$11.5000	$11.5000
Stock price	$0.3677	$0.4601
Public warrant price	$0.0449	$0.0549
Volatility	99.90%	92.40%
Risk-free rate	3.85%	3.64%
Dividend yield	0.00%	0.00%

The initial fair value of the Company Earnout Shares and the fair value of the Sponsor Earnout Shares have been estimated using a Monte Carlo simulation model. For the three months ended March 31, 2026 and 2025, the Company recognized a gain in the statement of operations resulting from a decrease in the fair value of liabilities of approximately $0 and $1,039,282, respectively, presented as change in fair value of derivative earnout shares and sponsor earnout shares liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Stock price	$0.3677	$0.4601
Volatility	28.20%	25.80%
Risk-free rate	3.85%	3.64%
Dividend yield	0.00%	0.00%

The initial fair value of the Series C Preferred Stock has been estimated using a Monte Carlo simulation model at the business combination date of December 13, 2024. For the year ended December 31, 2024, the Company recognized the fair value of the Series C Preferred Stock of approximately $71,809,025, presented as mezzanine equity on the accompanying consolidated balance sheets.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at the measurement date: December 13, 2024:

December 13, 2024
Stock price	$9.50
Volatility	26.50%
Risk-free rate	4.25%
Dividend yield	0.00%

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NOTE 10 – MEZZANINE EQUITY

Series C Preferred Stock

On December 13, 2024, as part of the business combination, the Company issued 7,500,000 shares of series C preferred stock to Legacy Alpha Modus shareholders in exchange for the same number of Legacy Alpha Modus’ common stock. Management reviewed ASC 480, ASC 805, ASC 815, ASC 820 and ASC 825 to determine the proper treatment of the series C preferred shares. Management concluded that the series C preferred shares qualify as temporary equity under ASC 815; therefore, the Company will recognize the series C preferred shares within mezzanine equity in its balance sheet. In accordance with ASC 480, the series C preferred shares will be initially recorded and measured at fair value; however, when estimating the fair value of the series C preferred shares, the Company has followed the guidance in ASC 820, “Fair Value Measurement”. Because Redemption is contingent upon the occurrence of certain events that have not been met, subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring.

In the consolidated financial statements, the series C preferred shares are being presented as being issued in 2023 when a Legacy Alpha Modus shareholder converted Legacy Alpha Modus series B preferred shares in preparation for the pending business combination. The consolidated financial statements reflect the 10 shares of series B preferred stock converting into 7,500,000 shares of series C preferred stock and 2,334,092 shares of class A common stock.

On June 30, 2025, the Company issued 26,079,868 shares of common stock for the conversion of 3,200,000 shares of preferred series C stock. These shares carrying value was $30,638,517, which was moved from mezzanine equity to shareholders’ equity. As of March 31, 2026 and December 31, 2025, there were 4,300,000 shares of series C preferred stock issued and outstanding.

NOTE 11 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated (see Note 9 – Mezzanine Equity).

The Series C Preferred Stock has the following rights:

I.	Ranking. The Series C Preferred Stock will rank senior to the IAC common stock and other classes of IAC preferred stock with respect to rights upon liquidation, winding up or dissolution.

II.	Voting. Each share of Series C Preferred Stock shall entitle the holder to one vote on all matters submitted to the vote of IAC’s shareholders;

III.	Dividends. The Series C Preferred Stock shall be treated pari passu with the IAC common stock except that the dividends per share payable on the Series C Preferred Stock shall equal the dividend per share declared on each share of IAC common stock multiplied by $10.00 (the “Face Value”) and divided by the applicable Conversion Price (as defined below). “Conversion Price” means a price per share equal to the lesser of either the Face Value, or (a) if no Trigger Event (as defined below) has occurred, 100% of the average of the 5 lowest closing bid prices of the IAC common stock during the 10 days preceding the conversion notice date (the “Measurement Period”), not to exceed 100% of the lowest sales price on the last day of the Measurement Period, or (b) following any Trigger Event, 50.0% of the average of the lowest closing bid prices of the common stock during the Measurement Period, not to exceed 50.0% of the lowest sales price on the last day of such Measurement Period. “Trigger Event” generally means (a) a failure of a holder of Series C Preferred Stock to receive conversion shares when required or any agreement between IAC and the Series C Preferred Stockholder that is either (x) related to the payment of cash or delivery of conversion shares, or (y) curable, has not occurred before, and is not cured within 5 trading days of notice; (c) IAC’s suspension from trading or delisting from its principal trading exchange or market; (d) notification of an intention for IAC or its transfer agent not to comply with a conversion notice; (e) IAC’s bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (f) the appointment of a custodian, receiver or similar official for IAC; (g) the entry of judgments against IAC in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (h) IAC’s failure to comply with reporting requirements of Securities Exchange Act; (i) the initiation of any regulatory, administrative or enforcement proceeding against IAC; or (j) any material provision of the designation of the Series C Preferred Stock ceases to be valid or is contested.

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IV.	Liquidation. Upon any liquidation, dissolution or winding up of IAC, holders of Series C Preferred Stock shall be paid the Face Value per share, plus any accrued but unpaid dividends (the “Liquidation Value”).

V.	Redemption. IAC shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where IAC or a subsidiary is a party to the merger and IAC issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) IAC issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of IAC; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of IAC; or (e) a sale or other disposition of substantially all the assets of IAC that is not approved by the holders of the Series C Preferred Stock.

VI.	Conversion. Shares of Series C Preferred Stock are not convertible until 18 months following Closing of the Business Combination so long as a Trigger Event has not occurred. Beginning 18 months following Closing of the Business Combination, or following the occurrence of a Trigger Event, shares of Series C Preferred Stock are convertible at election of the holder at the then-applicable Conversion Price.

Common Stock

Class A Common Stock -The Company is authorized to issue 228,500,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2026 and December 31, 2025, there were 51,409,476 and 42,567,644 shares of Class A common stock issued and outstanding, respectively.

On January 5, 2025, the Company issued 2,632 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on January 5, 2025 at $2.70 per share. The Company recognized $28,425 in stock-based compensation expense.

On January 5, 2025, the Company issued 11,000 shares of Class A common stock to two individuals for services rendered as a bonus for their diligence and efforts with the merger. These shares were valued of the closing price of the Company’s common stock on January 5, 2025 at $2.70 per share. The Company recognized $29,700 in stock-based compensation expense.

On April 28, 2025, the Company issued 1,250,000 shares of Class A common stock to Streeterville Capital, LLC as a financing incentive in association with the note amendment entered into by the lender and the Company. These shares were valued as of the closing price of the Company’s common stock at $1.15 per share. Streeterville Capital, LLC paid $125 for these shares and the Company recognized $1,437,375 as a debt discount against the convertible note and will amortize the discount over the remaining life of the convertible note. On August 5, 2025, these shares were repurchased by the Company for $125 and immediately cancelled.

On April 29, 2025, the Company issued 15,690 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on April 29, 2025 at $1.22 per share. The Company recognized $76,567 in stock-based compensation expense.

On April 29, 2025, the Company issued 39,266 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on April 29, 2025 at $1.22 per share. The Company recognized $47,905 in stock-based compensation expense.

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On May 27, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with four family trusts of the Company’s CEO, William Alessi, pursuant to which the trusts would exchange an aggregate of 3,200,000 shares of Series C Preferred Stock (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which are deemed to be beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts) for an aggregate of 26,079,868 shares of Class A common stock (with each of the trusts being issued 6,519,967 shares of common stock). In the Exchange Agreement, each of the trusts agreed not to sell or otherwise transfer the shares of common stock to be received in the exchange until June 13, 2026 (except for permitted transfers to an affiliate). On or about June 30, 2025, the trusts’ preferred shares were cancelled, and 26,079,868 shares of Class A common stock were issued to the trusts. These shares carrying value was $30,638,517, which was moved from mezzanine equity to shareholders’ equity.

On May 29, 2025, the Company issued 613,600 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $767,000 in principal and accrued interest.

On June 11, 2025, the Company issued 100,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $125,000 in principal and accrued interest.

On July 1, 2025, the Company issued 21,113 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on July 1, 2025 at $1.16 per share. The Company recognized $97,964 in stock-based compensation expense.

On July 10, 2025, the Company issued 130,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $162,500 in principal and accrued interest.

On July 16, 2025, the Company issued 120,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $150,000 in principal and accrued interest.

On July 17, 2025, the Company issued 52,832 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share. The Company recognized $68,153 in stock-based compensation expense.

On July 17, 2025, the Company issued 26,000 shares of Class A common stock to two individuals for services rendered to the Company. These shares were valued of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share. The Company recognized $33,540 in stock-based compensation expense.

On July 17, 2025, the Company issued 138,000 shares of Class A common stock to a noteholder for $16,042 in accrued interest. These shares were valued as of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share for a total of $178,020. The Company recognized a loss of settlement of debt of $161,978.

On July 23, 2025, the Company issued 2,036,400 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $2,545,500 in principal and accrued interest.

On September 30, 2025, the Company issued 20,904 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on September 30, 2025 at $1.19 per share. The Company recognized $99,503 in stock-based compensation expense.

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On September 30, 2025, the Company issued 52,258 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on September 30, 2025 at $1.19 per share. The Company recognized $62,187 in stock-based compensation expense.

On September 30, 2025, the Company issued 15,127 shares of Class A common stock to the Company’s Chief Financial Officer, Rodney Sperry, in consideration of his $18,000 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on September 30, 2025 at $1.19 per share. The Company recognized $18,000 in stock-based compensation expense.

On December 31, 2025, the Company issued 45,817 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on December 31, 2025 at $0.4601 per share. The Company recognized $84,322 in stock-based compensation expense.

On December 31, 2025, the Company issued 114,543 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on December 31, 2025 at $0.4601 per share. The Company recognized $52,701 in stock-based compensation expense.

On December 31, 2025, the Company issued 39,122 shares of Class A common stock to the Company’s Chief Financial Officer, Rodney Sperry, in consideration of his $18,000 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on December 31, 2025 at $0.4601 per share. The Company recognized $18,000 in stock-based compensation expense.

On December 31, 2025, the Company issued 119,752 shares of Class A common stock to the Company’s VP of Technology, Puneet Vij, in consideration of his $56,250 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on December 31, 2025 at $0.4601 per share. The Company recognized $55,098 in stock-based compensation expense.

On October 24, 2025, the Company entered into consulting agreements with Rucus Holdings LLC (“Rucus”) and Leron Group LLC (“Leron”), pursuant to which Rucus and Leron would provide marketing and sales services to the Company in connection with the rollout of the Company’s financial services kiosks with a major US retailer, and the Company would issue Rucus 250,000 shares of Class A common stock, and the Company would issue Leron 4,000,000 shares of Class A common stock. Such shares were issued to Rucus and Leron on January 20, 2026. These shares were valued at $0.8049 on January 20, 2026 for a total value of $3,420,825. The Company recognized stock compensation expense of $1,785,595. As of March 31, 2026, there is $1,635,230 of stock compensation included in prepaid expenses.

On January 16, 2026, the Form S-3 filed with the SEC by the Company was declared effective. The Company made an agreement with HC Wainwright & Co., LLC to sell stock under the “At the Market” plan setforth in the Form S-3. During the three months ended March 31, 2026, the Company issued 2,433,564 shares of Class A common stock for $1,924,383 in cash. Selling costs of these shares amounted to $69,282 and the Company received $1,855,101 in cash.

On January 20, 2026, the Company issued 400,000 shares of Class A common stock to Maxim Partners, LLC for the conversion of $368,750 on accounts payable. These shares were valued at $0.8049 on January 20, 2026 for a total value of $321,960. The Company recognized a gain on settlement of debt of $46,790.

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On February 20, 2026, the Company issued 776,759 shares of Class A common stock to Loeb & Loeb, LLP pursuant to its conversion of the Note issued by the Company to Loeb & Loeb, LLP on December 13, 2024. The lender converted $325,000 of principal. These shares were valued at $0.494 on February 20, 2026 for a total value of $383,719. The Company recognized a loss on settlement of debt of $58,719.

On February 27, 2026, the Company issued 235,847 shares of Class A common stock to four individuals for services rendered as a bonus for their diligence and efforts for the Company. These shares were valued at $0.5014 on February 27, 2026 for a total value of $118,254. The Company recognized stock compensation expense of $118,254.

On February 27, 2026, the Company issued 95,000 shares of Class A common stock to two individuals pursuant to two consulting agreements. These shares were valued at $0.5014 on February 27, 2026 for a total value of $47,633. The Company recognized stock compensation expense of $47,633.

On March 31, 2026, the Company issued 68,767 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026 at $0.3677 per share. The Company recognized $101,143 in stock-based compensation expense.

On March 31, 2026, the Company issued 171,916 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026 at $0.3677 per share. The Company recognized $63,213 in stock-based compensation expense.

On March 31, 2026, the Company issued 48,953 shares of Class A common stock to the Company’s Chief Financial Officer, Rodney Sperry, in consideration of his $18,000 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026 at $0.3677 per share. The Company recognized $18,000 in stock-based compensation expense.

On March 31, 2026, the Company issued 154,725 shares of Class A common stock to the Company’s VP of Technology, Puneet Vij, in consideration of his $56,250 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026 at $0.3677 per share. The Company recognized $56,892 in stock-based compensation expense.

Class B Common Stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of March 31, 2026 and December 31, 2025, there were zero shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

Warrants

On October 16, 2025, the Company issued warrants to purchase 363,636 shares of Class A Common Stock of the Company at $1.10 per share in connection with a convertible note payable (see Note 4). These warrants expire on October 15, 2030. The Company valued these warrants at $297,151 using a binomial model and recorded this amount as in increase in additional paid-in capital. The binomial valuation model was based on the following assumptions: (1) expected volatility of 93.23%, (2) weighted average risk-free interest rate of 3.55% and (3) expected life of 5.00 years.

On October 31, 2025, the Company issued warrants to purchase 1,000,000 shares of Class A Common Stock of the Company at $1.00 per share in connection with a convertible note payable (see Note 4). These warrants expire on October 30, 2030. The Company valued these warrants at $250,000 using a binomial model and recorded this amount as in increase in additional paid-in capital. The binomial valuation model was based on the following assumptions: (1) expected volatility of 92.98%, (2) weighted average risk-free interest rate of 3.71% and (3) expected life of 5.00 years.

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As of March 31, 2026 and December 31, 2025, the Company had 1,363,636 warrants issued and outstanding.

NOTE 12 – SEGMENT INFORMATION

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its chief executive officers, who reviews financial information presented on a consolidated basis. The CODM uses consolidated operating margin and net income (loss) to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, such as the allocation of budget between cost of revenues, sales and marketing, professional fees, and general and administrative expenses.

The following table presents selected financial information with respect to the Company’s single operating segment for the three months ended March 31, 2026 and 2025:

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Royalty income	$-	$-
Cost of income	-	-
Gross profit	-	-

Operating expenses
General and administrative expenses	997,005	1,067,070
Professional fees	2,810,141	292,131
Total operating expenses	3,807,146	1,359,201
Operating loss	(3,807,146)	(1,359,201)
Operating margin	-100%	-100%

Other income (expenses)
Patent infringement income	325,000	-
Interest income	-	6
Change in fair value of earnout shares liability	-	1,039,282
Change in fair value of warrants liability	208,929	234,195
Shareholder settlement expense	(150,000)	-
Loss on settlement of debt	(6,929)	-
Interest expense	(590,685)	(222,363)
Total other income (expense)	(213,685)	1,051,120
Loss before income tax expense	(4,020,831)	(308,081)
Income tax expense	-	-
Net loss	$(4,020,831)	$(308,081)

The Company had $127,847 and $8,050 in long-lived tangible assets as of March 31, 2026 and December 31, 2025, respectively.

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NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as noted below.

Subsequent to March 31, 2026, the Company has continued to sell stock to H.C. Wainwright & Co., LLC, pursuant to the Company’s At The Market Offering Agreement with H.C. Wainwright & Co., LLC, dated January 7, 2026, and pursuant to the Company’s registration statement on Form S-3 filed by the Company on January 7, 2026, and declared effective on January 16, 2026. Subsequent to March 31, 2026, the Company has sold pursuant to this facility an aggregate of 2,760,133 shares of Class A common stock for $792,065 in cash. Selling costs of these shares amounted to $34,805, and the Company received $757,260 in net cash.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

References to the “Company,” “Alpha Modus Holdings, Inc.,” “Alpha Modus,” “our,” “us” or “we” refer to Alpha Modus Holdings, Inc. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited interim consolidated financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this Quarterly Report on Form 10-Q may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “will,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Quarterly Report on Form 10-Q are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Background

The Company was a blank check company known as “Insight Acquisition Corp.” On December 13, 2024, the Company completed a business combination with Alpha Modus, Corp., a Florida corporation. At closing of the business combination, the Company’s name was changed to “Alpha Modus Holdings, Inc.,” and the Company’s operations are now those of Alpha Modus, Corp.

Alpha Modus engages in creating, developing and licensing data-driven technologies to enhance consumers’ in-store digital experience at the point of decision. Alpha Modus, Corp., the Company’s operational subsidiary, was founded in 2014 and is headquartered in Cornelius, North Carolina.

As technological innovation is at the core of the Company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Some examples that the ‘571 patent family could potentially include use in the following:

●	targeted marketing campaigns;

●	actionable insights on consumer product packaging;

●	inventory control;

●	smart planograms;

●	in-store heatmapping of consumer traffic;

●	consumer behavior; and

●	staffing needs based on foot traffic in a retail location.

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The primary focus of Alpha Modus’ technology is to analyze consumer behavior and their interactions with retail products in real-time with the objective to provide brands and retailers the ability to achieve the following:

Enhance the Consumer’s In-Store Experience

●	Engage consumers with interactive output displays throughout brick-and-mortar retail stores to capture critical decision-making at the point of sale.

●	Cater to specific and immediate needs of the consumer.

●	Capture MAC address tracking data, user eye tracking, object identification of goods throughout the store.

Manage Inventory and Create Smart Planograms

●	Assess the consumers product engagement and product tracking in real time.

●	Aid in inventory management and product placement throughout a store by creating smart planograms.

Monetize Digital Insights

●	Curate tailored in-store marketing solutions.

●	Drive sales via engaging customers with digital experiences at the point of sale.

Critical Accounting Policies and Estimates

Basis of Presentation

Critical accounting policies are those that, in management’s view, are most important to the portrayal of a company’s financial condition and results of operations and most demanding on their calls on judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. While our significant accounting policies are described in more detail in Note 2 to our financial statements appearing elsewhere in this annual report, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The company earnout shares and sponsor earnout shares (“earnout shares”) as defined in the business combination agreement are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the earnout shares instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the earnout shares have been estimated using a Monte Carlo simulation model. Subsequently, the fair value of the earnout shares have been estimated using this same Monte Carlo simulation model. Derivative earnout shares liabilities are classified as current liabilities (See note 7 for more details on earnout shares).

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Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

For the Three Months ended March 31, 2026, compared to the Three Months ended March 31, 2025

Revenue

Alpha Modus had $0 and $0 revenue during the three months ended March 31, 2026 and 2025, respectively.

Operating Expenses

Alpha Modus had operating expenses of $3,807,146 for the three months ended March 31, 2026, compared to $1,359,201 for the three months ended March 31, 2025. The increase was primarily due to an increase in professional fees and payroll expenses.

Other Income/Expenses

Alpha Modus had total other expense of $213,685 for the three months ended March 31, 2026, compared to total other income of $1,051,120 for the three months ended March 31, 2025. The decrease was primarily due to the patent infringement income of $325,000, an increase of $368,322 in interest expense, an increase of $6,929 in loss on settlement of debt, a decrease of $25,266 in change in fair value of warrants liability and a decrease of $1,039,282 in gain of change in fair value of business combination earnout shares liability, as compared to total other income of $1,051,120 for the three months ended March 31, 2025. The Company has generated income attributable to settlements of patent infringement and intellectual property enforcement matters. Under the current interpretation and application of GAAP, these proceeds are classified as “Other Income” rather than operating revenue within the consolidated statements of operations. Alpha Modus had $325,000 and $0 other income during the three months ended March 31, 2026 and 2025, respectively.

Net Loss

Alpha Modus had a net loss of $4,020,831 for the three months ended March 31, 2026, compared to a net loss of $308,081 for the three months ended March 31, 2025. The increase in net loss during the three months ended March 31, 2026, as compared to the net loss during the three months ended March 31, 2025, was primarily due to the increase in professional fees of $2,518,009 and decrease of gain in change in fair value of earnout shares of $1,039,282 during the three months ended March 31, 2026, described above.

Liquidity and Capital Resources

As of March 31, 2026, Alpha Modus had cash of $35,508. We do not have sufficient resources to execute all of our business plans. We expect to incur significant expenses during the next twelve months of operations, including expenses associated with being a public company. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors, along with the lack of current Company revenues, raise substantial doubt about Alpha Modus’ ability to continue as a going concern.

Net cash used in operating activities was $1,488,596 for the three months ended March 31, 2026, compared to $594,147 for the three months ended March 31, 2025.

We had net cash used in investing activities for the three months ended March 31, 2026, of $119,797, compared to $0 for the three months ended March 31, 2025.

We had net cash provided by financing activities for the three months ended March 31, 2026, of $1,575,901, compared to $6,610 for the three months ended March 31, 2025.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

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Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2026 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period ended March 31, 2026, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer have concluded that during the period covered by this report, our disclosure controls and procedures were not effective as of March 31, 2026.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the quarter ended March 31, 2026, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Management intends to remediate the identified material weakness by implementing a more timely reporting schedule and incorporating additional reviews of the financial statement support for future quarters.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of commercial operations in the normal course of business. As of the Closing Date, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of operations except as set forth below.

On January 16, 2024, Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging patent infringement of several Alpha Modus patents pertaining to the Company’s ‘571 patent portfolio encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-00022), and the case has since been settled.

On November 12, 2024, Alpha Modus filed a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-00919), and the case has since been settled.

On December 17, 2024, Alpha Modus filed a patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-01056), and the case has since been settled.

On February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2025-cv-00120), and the case has since been settled.

On April 15, 2025, Alpha Modus filed a patent infringement lawsuit against Optisigns, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Southern District of Texas (Case No. 4:2025-cv-01727), and the case has since been settled.

On August 21, 2025, Alpha Modus filed a patent infringement lawsuit against Cooler Screens, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, and ‘890 patent, which encompass retail marketing, advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Northern District of Illinois (Case No. 1:25-cv-10004), and the case is in its initial pleading stage.

On August 25, 2025, Alpha Modus filed a patent infringement lawsuit against A2Z Cust2Mate Solutions Corp. alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘880 patent, ‘120 patent, and ‘121 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00868), and the case is in its initial pleading stage.

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On August 29, 2025, Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, ‘890 patent, ‘880 patent, ‘120 patent, ‘731 patent, ‘121 patent, and ‘718 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00923), and the case is in the claim construction and discovery stages.

On September 4, 2025, Alpha Modus filed a patent infringement lawsuit against Creative Realities, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, 825 patent, ‘672 patent, ‘890 patent, and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-009311), and the case is in the claim construction and discovery stages.

On September 10, 2025, Alpha Modus filed a patent infringement lawsuit against MNTN, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, 890 patent, and ‘731 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Western District of Texas (Case No. 1:25-cv-01466), and the case is in its initial pleading stage.

On September 12, 2025, Alpha Modus filed a patent infringement lawsuit against Allerin Tech Pvt. Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘120 patent, ‘890 patent, ‘880 patent, ‘672 patent, ‘550 patent, ‘731 patent, and ‘121 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00947), and the case is in its initial pleading stage.

On September 18, 2025, Alpha Modus filed a patent infringement lawsuit against Mood Media LLC alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘120 patent, ‘550 patent, ‘890 patent, ‘880 patent, ‘120 patent, and ‘731 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Western District of Texas (Case No. 1:25-cv-01527). In January 2026, Alpha Modus resolved its patent litigation against Mood Media LLC, and the matter was dismissed with prejudice. No claims remain pending between the parties.

On September 24, 2025, Alpha Modus filed a patent infringement lawsuit against RetailNext Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘120 patent, ‘550 patent, and ‘890 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00977), and the case is in the claim construction and discovery stages.

On October 2, 2025, Alpha Modus filed a patent infringement lawsuit against Navori SA and meldCX Pty Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘550 patent, ‘890 patent, and ‘731 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01000), and the case is in its initial pleading stage.

On October 3, 2025, Alpha Modus filed a patent infringement lawsuit against Sensormatic Electronics, LLC and Johnson Controls International, PLC alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘550 patent, ‘890 patent, and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01003), and the case is in the claim construction and discovery stages.

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On October 8, 2025, Alpha Modus filed a patent infringement lawsuit against Lowe’s Companies, Inc. and Lowe’s Home Centers, LLC alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘120 patent, ‘731 patent, and ‘550 patent, which encompass systems for real-time inventory management, customer assistance, personalized in-store advertising, dynamic store layout optimization, and behavioral data-driven retail engagement. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01026), and the case is in the claim construction and discovery stages.

On October 22, 2025, Alpha Modus filed a patent infringement lawsuit against 7-Eleven, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘890 patent, ‘880 patent, ‘120 patent, ‘731 patent, ‘550 patent, ‘121 patent, and ‘718 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01060), and the case is in the claim construction and discovery stages.

On November 3, 2025, Alpha Modus filed a patent infringement lawsuit against Adroit Worldwide Media, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘880 patent, and ‘121 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Central District of California (Case No. 8:25-cv-02471), and the case has since been settled.

On November 12, 2025, Alpha Modus filed a patent infringement lawsuit against Atliq Technologies Pvt. Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, ‘890 patent, and ‘550 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01120), and the case is in its initial pleading stage.

On November 14, 2025, Alpha Modus filed a patent infringement lawsuit against Industria De Diseño Textil, S.A., and Zara USA, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘890 patent, ‘880 patent, ‘731 patent, and ‘121 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01125), and the case is in its initial pleading stage.

On November 21, 2025, Alpha Modus filed a patent infringement lawsuit against V-Count Global Holding Ltd., alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘672 patent, ‘890 patent, ‘120 patent, ‘880 patent, ‘731 patent, ‘550 patent, and ‘121 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01145), and the case is in its initial pleading stage.

On November 21, 2025, Alpha Modus filed a patent infringement lawsuit against Stratacache, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘120 patent, ‘880 patent, ‘890 patent, ‘550 patent, ‘731 patent, ‘121 patent, and ‘718 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Central District of California (Case No. 2:25-cv-11234), and the case is in its initial pleading stage.

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On December 1, 2025, Alpha Modus filed a patent infringement lawsuit against H&M Fashion USA, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘890 patent, ‘120 patent, ‘880 patent, ‘731 patent, and ‘121 patent, which encompass methods and systems for monitoring shopper behavior, analyzing product interactions, optimizing product placement, managing inventory in real time, and enabling seamless in-store purchase experiences. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01182), and the case is in the claim construction and discovery stages.

On April 23, 2025, Alpha Modus filed a patent infringement lawsuit against Circle-K Stores Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘890 patent, ‘880 patent, ‘731 patent, and ‘718 patent, which encompass methods and systems for monitoring shopper behavior, analyzing product interactions, optimizing product placement, managing inventory in real time, and enabling seamless in-store purchase experiences. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00335), and the case is in its initial pleading stage.

Item 1A. Risk Factors

Factors that could cause our actual results to differ materially from those in this Quarterly Report are any of the risks described in our Annual Report on Form 10-K filed with the SEC on March 31, 2026, our registration statement on Form S-1 filed with the SEC on December 11, 2025, and our registration statement on Form S-3 filed with the SEC on January 7, 2026. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations.

Item 2. Unregistered Sales of Equity Securities, Use of Proceeds, and Issuer Purchases of Equity Securities.

During the three months ended March 31, 2026, the Company issued the following unregistered securities:

On February 27, 2026, the Company issued 235,847 shares of Class A common stock to four individuals for services rendered as a bonus for their diligence and efforts for the Company. These shares were valued at $0.5014 on February 27, 2026, for a total value of $118,254. The Company recognized stock compensation expense of $118,254.

On February 27, 2026, the Company issued 95,000 shares of Class A common stock to two individuals pursuant to two consulting agreements. These shares were valued at $0.5014 on February 27, 2026, for a total value of $47,633. The Company recognized stock compensation expense of $47,633.

On March 31, 2026, the Company issued 68,767 shares of Class A common stock to each of the four non-employee directors for the quarterly issuances required by the director agreements with those directors. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026, at $0.3677 per share. The Company recognized $101,143 in stock-based compensation expense.

On March 31, 2026, the Company issued 171,916 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026, at $0.3677 per share. The Company recognized $63,214 in stock-based compensation expense.

On March 31, 2026, the Company issued 48,953 shares of Class A common stock to the Company’s Chief Financial Officer, Rodney Sperry, in consideration of his $18,000 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026, at $0.3677 per share. The Company recognized $18,000 in stock-based compensation expense.

On March 31, 2026, the Company issued 154,725 shares of Class A common stock to the Company’s VP of Technology, Puneet Vij, in consideration of his $56,250 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on March 31, 2026, at $0.3677 per share. The Company recognized $56,892 in stock-based compensation expense.

The Company issued the foregoing securities pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as the shareholders were accredited and/or financially sophisticated and had adequate access, through business or other relationships, to information about the Company, and the sales did not involve a public offering of securities or any general solicitation.

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Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Rule 10b5-1 Trading Arrangements

During the three months ended March 31, 2026, none of our directors or officers (as defined in Exchange Act Rule 16a-1(f)) adopted or terminated a “Rule 10b5–1 trading arrangement” or a “non-Rule 10b5–1 trading arrangement,” each as defined in Item 408 of Regulation S-K, except that each of the 10b5-1 plans of the entities whose shares are beneficially owned by Company CEO and director, William Alessi, expired on or about March 9, 2026. Those plans (now expired) originally included the following shares: Janbella Group, LLC – 934,616 shares; The Alessi 2023 Irrevocable Trust – 139,784 shares; The Alessi Revocable Trust – 610,216 shares; The Isabella Alessi 2023 Irrevocable Trust – 200,000 shares; The Janet Alessi 2023 Irrevocable Trust – 200,000 shares; The Kim Alessi Richter 2023 Irrevocable Trust – 200,000 shares; and The WRA 2023 Irrevocable Trust – 200,000 shares. No shares were sold under any of the plans.

Item 6. Exhibits.

The following exhibits are filed or furnished as a part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit		Incorporated By Reference
No.	Description	Form	Exhibit	Filing Date
1.1	Sales Agreement, dated January 7, 2026, by and between Alpha Modus Holdings, Inc. and H.C. Wainwright & Co., LLC	S-3	1.1	1/7/2026
2.1#	Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	10/17/2023
2.2#	First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	6/24/2024
3.1	Second Amended and Restated Certificate of Incorporation	8-K	3.1	12/19/2024
3.2	Amended and Restated Bylaws	8-K	3.2	12/19/2024
10.1	Securities Purchase Agreement, dated October 23, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	10/23/2024
10.2	Amendment to Securities Purchase Agreement, dated December 12, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	12/12/2024
10.3	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust	8-K	10.2	10/17/2023
10.4	Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.	8-K	10.5	10/17/2023
10.5	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties	8-K	10.4	10/17/2023
10.6	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC	8-K	10.3	10/17/2023
10.7	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC	8-K	10.1	10/17/2023
10.8	Promissory Note issued by Alpha Modus Holdings, Inc. to Loeb & Loeb LLP	8-K	10.8	12/19/2024
10.9++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and William Alessi	8-K	10.9	12/19/2024
10.10++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Rodney Sperry	8-K	10.10	12/19/2024
10.11++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Chris Chumas	8-K	10.11	12/19/2024
10.12	Subscription Agreement, dated August 30, 2023, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.10	10/25/2023
10.13	Amendment to Subscription Agreement, dated May 15, 2024, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.15	6/6/2024
10.14	Subscription Agreement, dated April 26, 2024, and accepted by Alpha Modus, Corp. on May 16, 2024, by and among Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	S-4/A	10.15	7/3/2024
10.15	Extension Agreement, dated March 29, 2024, by and among Alpha Modus, Corp. and Janbella Group, LLC	S-4/A	10.16	7/3/2024
10.16	Intellectual Property License Agreement, dated January 8, 2024, by and among Alpha Modus, Corp. and GZ6G Technologies Corp	S-4/A	10.17	7/31/2024
10.16	Intellectual Property License Agreement, dated April 10, 2024, by and among Alpha Modus, Corp., Xalles Holdings Inc., and CashXAI Inc.	S-4/A	10.18	7/31/2024
10.17	Fee Waiver Agreement, dated June 21, 2024, among Insight Acquisition Corp., Insight Acquisition Sponsor LLC and Michael Singer	8-K	10.1	6/24/2024
10.18	Settlement Agreement, dated June 20, 2024, by and among Odeon Capital Group LLC and Insight Acquisition Corp.	8-K	1.2	6/24/2024
10.19	Fee Modification Agreement, dated June 20, 2024, among Cantor Fitzgerald & Co., Insight Acquisition Corp., and Alpha Modus, Corp.	8-K	1.1	6/24/2024

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Exhibit		Incorporated By Reference
No.	Description	Form	Exhibit	Filing Date
10.20	Patent Monetization Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Alpha Modus Ventures, LLC	8-K	10.1	5/2/2025
10.21	Option Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Janbella Group, LLC, and Chris Chumas	8-K	10.2	5/2/2025
10.22	Amendment #2 to Secured Convertible Promissory Note, dated April 28, 2025, by and between Alpha Modus Holdings, Inc. and Streeterville Capital, LLC	8-K	10.3	5/2/2025
10.23	Exchange Agreement, dated May 27, 2025, by and between Alpha Modus Holdings, Inc., and The WRA 2023 Irrevocable Trust, The Janet Alessi 2023 Irrevocable Trust, The Isabella Alessi 2023 Irrevocable Trust, and The Kim Alessi Richter Irrevocable Trust	8-K	10.1	5/30/2025
10.24++	Amended Employment Agreement, dated July 1, 2025, by and between Alpha Modus Holdings, Inc., and Rodney Sperry	8-K	10.1	7/15/2025
10.25	Promissory Note Due April 30, 2026, issued by Alpha Modus Holdings, Inc. to The Alessi 2023 Irrevocable Trust, dated July 10, 2025	8-K	10.1	7/17/2025
10.26	Intellectual Property License Agreement, dated July 21, 2025, by and between Alpha Modus Holdings, Inc., CashXAI, Inc., and CashX, LLC	8-K	10.1	7/23/2025
10.27	Exchange Agreement, dated August 14, 2025, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	8/15/2025
10.28	Cancellation Agreement, dated September 8, 2025, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	9/8/2025
10.29	Promissory Note Due September 15, 2026, issued by Alpha Modus Holdings, Inc. to The Alessi 2023 Irrevocable Trust, dated September 16, 2025	8-K	10.1	10/23/2025
10.30	Securities Purchase Agreement, dated October 16, 2025, by Alpha Modus Holdings, Inc. and the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust	8-K	10.2	10/23/2025
10.31	Convertible Promissory Note Due October 15, 2026, issued by Alpha Modus Holdings, Inc. to the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust, dated October 16, 2025	8-K	10.3	10/23/2025
10.32	Common Stock Purchase Warrant, dated October 16, 2025	8-K	10.4	10/23/2025
10.33	Consulting Agreement, dated September 22, 2025, by and between Alpha Modus Holdings, Inc. and Rucus Holdings LLC	8-K	10.1	10/24/2025
10.34	Consulting Agreement, dated September 22, 2025, by and between Alpha Modus Holdings, Inc. and Leron Group LLC	8-K	10.2	10/24/2025
10.35	Securities Purchase Agreement, dated October 31, 2025, by Alpha Modus Holdings, Inc. and AIFirst Ventures LLC	8-K	10.1	12/5/2025
10.36	Convertible Promissory Note Due October 30, 2026, issued by Alpha Modus Holdings, Inc. to AIFirst Ventures LLC, dated October 31, 2025	8-K	10.2	12/5/2025
10.37	Common Stock Purchase Warrant, dated October 31, 2025	8-K	10.3	12/5/2025
10.38	Securities Purchase Agreement, dated December 30, 2025, by Alpha Modus Holdings, Inc. and Alexander Haase-Dubosc	8-K	10.1	12/31/2025
10.39	Convertible Promissory Note Due December 29, 2026, issued by Alpha Modus Holdings, Inc. to Alexander Haase-Dubosc, dated December 30, 2025	8-K	10.2	12/31/2025
10.40	Exchange Agreement, dated April 8, 2026, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	04/10/2026
21.1	List of Subsidiaries	10-K	21.1	3/31/2026
31.1*	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
97.1	Clawback Policy	10-K	97	5/14/2024
99.1	Forfeiture Agreement, dated December 12, 2024, by and between Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	8-K	99.1	12/12/2024
101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

++	Indicates a management or compensatory plan.
*	Filed or furnished herewith.
#	Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2026	ALPHA MODUS HOLDINGS, INC.

	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	Chief Executive Officer (Principal executive officer)

Dated: May 14, 2026	ALPHA MODUS HOLDINGS, INC.

	By:	/s/ Rodney Sperry
	Name:	Rodney Sperry
	Title:	Chief Financial Officer (Principal financial and accounting officer)

35

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William Alessi, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, of Alpha Modus Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a–15(f) and 15d–15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: May 14, 2026	By:	/s/ William Alessi
William Alessi
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Rodney Sperry, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, of Alpha Modus Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: May 14, 2026	By:	/s/ Rodney Sperry
Rodney Sperry
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpha Modus Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Alessi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2026		/s/ William Alessi
	Name:	William Alessi
	Title:	Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpha Modus Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rodney Sperry, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2026		/s/ Rodney Sperry
	Name:	Rodney Sperry
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

____

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 3, 2026, Alpha Modus Holdings, Inc. (the “Company”), filed a Certificate of Amendment to Certificate of Incorporation with the State of Delaware to effect a 1-for-40 reverse stock split of the Company’s issued and outstanding shares of Class A common stock (the “Reverse Stock Split”).

Reason for the Reverse Stock Split

The Reverse Stock Split is being effected solely to enable the Company to expeditiously restore compliance with the continued listing standards of the Nasdaq Stock Market (the “Nasdaq”) and Nasdaq’s $1.00 minimum bid price requirements.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split is expected to become effective and be reflected with the Nasdaq and in the marketplace at the open of business on June 15, 2026 (the “Effective Date”), whereupon the shares of Class A common stock of the Company are expected to begin trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of Class A common stock will continue to trade on the Nasdaq under the symbol “AMOD” but will trade under a new CUSIP Number, 020952206.

Split Adjustment; No Fractional Shares. The total number of shares of the Company’s Class A common stock held by each shareholder will be converted automatically into the number of whole shares of Class A common stock equal to (i) the number of issued and outstanding shares of Class A common stock held by such shareholder immediately prior to the Reverse Stock Split, divided by (ii) 40.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Class A common stock to a shareholder who otherwise would have received a fractional share as a result of the Reverse Stock Split (with rounding up for beneficial shareholders at the Depository Trust Company on a participant basis).

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting shareholder.

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

Please contact Continental Stock Transfer & Trust Company for further information, related costs and procedures before sending any certificates.

State Filing. The Reverse Stock Split was effected by the Company filing a Certificate of Amendment to Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware, which was processed by the State of Delaware on June 3, 2026. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholder Approval. As disclosed in the Schedule 14C of the Company filed on May 26, 2026, on May 15, 2026, holders of a majority of the outstanding voting stock of the Company approved the Reverse Stock Split.

Capitalization. Prior to the filing of the Certificate on June 3, 2026, the Company was authorized to issue 200,000,000 shares of Class A common stock, and approximately 55,296,375 shares of Class A common stock were issued and outstanding. As a result of the Reverse Stock Split, the Company will still be authorized to issue 200,000,000 shares of Class A common stock (the Company’s authorized shares of Class A common stock will not be affected by the Reverse Stock Split), and there would be approximately 1,382,410 shares of common stock expected to be outstanding on a pro forma basis (subject to adjustment due to the effect of rounding fractional shares into whole shares, and assuming that 55,296,375 shares of Class A common stock were outstanding immediately prior to the Reverse Stock Split). The Reverse Stock Split will not have any effect on the stated par value of the Class A common stock.

The Reverse Stock Split does not affect the Company’s other classes of stock, including Class B common stock or preferred stock. After the Reverse Stock Split, the Company’s authorized Class B common stock and preferred stock, and the issued and outstanding number of shares of preferred stock (no shares of Class B common stock are issued or outstanding) will remain unchanged. Additionally, the Reverse Stock Split will not affect the par value of the Class B common stock or preferred stock.

Each common shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Class A common stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they do not provide otherwise) will be appropriately adjusted by dividing the number of shares of Class A common stock into which the options, warrants and convertible securities are exercisable or convertible by 40 and multiplying the exercise or conversion price thereof by 40, as a result of the Reverse Stock Split.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation filed June 3, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: June 8, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer

Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

ALPHA MODUS HOLDINGS, INC.

Alpha Modus Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Alpha Modus Holdings, Inc.

SECOND: This certificate of amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s certificate of incorporation, as amended and restated (the “Certificate of Incorporation”).

THIRD: Article IV of the Certificate of Incorporation is hereby amended by inserting the following below the last sentence in Article IV of the Certificate of Incorporation:

“Upon the Effective Time (as defined below) of this Certificate of Amendment with the Secretary of State of the State of Delaware, forty (40) outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one (1) share of New Common Stock for each forty (40) shares of Old Common Stock (the “Reverse Split Ratio”).

This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, and all shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that (i) the Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders, and (ii) the Reverse Split will be effectuated on a per-participant basis at The Depository Trust Company (DTC). For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares of New Common Stock as is reflected on the face of such certificates for the Old Common Stock, divided by the Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificate(s) evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

1

FOURTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of the latter of 7:00 a.m. New York Time on June 15, 2026, or the date and time that the Nasdaq Stock Market approves and processes the Reverse Split in the public markets (the “Effective Time”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 3rd day of June, 2026.

ALPHA MODUS HOLDINGS, INC.

/s/ William Alessi
Name: William Alessi
Title: Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As disclosed in the Current Report on Form 8-K filed on April 10, 2026, on April 8, 2026, Alpha Modus Holdings, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the family trust of the Company’s CEO, William Alessi, pursuant to which the trust would exchange an aggregate of 3,870,000 shares of Series C Preferred Stock (the “Preferred Shares”) for an aggregate of 109,588,265 shares of Class A common stock (the “Common Shares”), and such exchange was intended to increase the market value of the Company’s listed securities in an effort to regain compliance with Nasdaq’s MVLS alternative listing standard (minimum market value of listed securities of $35 million), and materially reduce the Company’s stockholders’ deficit.

On June 5, 2026, the Company issued the Common Shares in exchange for the Preferred Shares pursuant to the Exchange Agreement. Following the issuance, the Company had 164,884,640 shares of Class A common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: June 8, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer